Exhibit 10.42

SECOND AMENDMENT TO THE
1999 OUTSIDE DIRECTORS STOCK OPTION PLAN

WHEREAS, the Board of Directors of ITT Educational Services, Inc. (the “Company”) adopted the 1999 Outside Directors Stock Option Plan (the “Plan”) on July 28, 1999; and

WHEREAS, the Board of Directors now desires to amend the Plan in a respect that does not require shareholder approval.

NOW, THEREFORE, the Plan is hereby amended as follows:

1.                                       Subsection 6(f) of the Plan is hereby amended to read as follows:

(f)                                    An Option shall not be exercisable unless the person exercising the Option has been, at all times during the period beginning with the date of grant of the Option and ending on the date of such exercise, in continuous service on the Board, except that:

(i)                                     if any Grantee of an Option shall die or become permanently disabled or shall retire with the consent of the Board, holding an Option that has not expired and has not been fully exercised, he or his executor, administrators, heirs, or distributees, as the case may be, may, at any time within the longer of (I) one year after the date of such event or (II) one-half of the number of full months the Grantee served on the Board up to 120 (but in no event after the Option has expired under the provisions of subparagraph 6(d) above), exercise the Option with respect to any shares as to which the Grantee could have exercised the Option at the time of his death, disability, or retirement; or

(ii)                                  if a Grantee shall cease to serve as a director of the Company for any reason other than those set forth in 6(f)(i) above, while holding an Option that has not expired and has not been fully exercised, the Grantee, at any time within three months of the date he ceased to be such an Eligible Director (but in no event after the Option has expired under the provisions of subparagraph 6(d) above), may exercise the Option with respect to any shares of Common Stock as to which he could have exercised the Option on the date he ceased to be such an Eligible Director.

2.                                       This Second Amendment to the Plan shall become effective upon its adoption by the Board of Directors of the Company.

Adopted by the Board of Directors of ITT Educational
Services, Inc. on April 20, 2004